                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 30, 1997

                             ROSS TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         Delaware                        0-27016                74-2507960
(STATE OR OTHER JURISDICTION           (COMMISSION             IRS EMPLOYER
       OF INCORPORATION)               FILE NUMBER)         IDENTIFICATION NO.)


5316 Highway 290 West, Suite 500, Austin, Texas                 78735-8930
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)



      Registrant's telephone number, including area code:  (512) 436-2000

ITEM 5.   OTHER EVENTS.

     On September 30, 1997, Ross Technology, Inc., a Delaware corporation (the "Registrant" of the "Company"), consummated its previously announced Recapitalization Transaction (as defined below) with Fujitsu Limited, a Japanese corporation and the Registrant's majority stockholder ("Fujitsu"). Pursuant to a Stock Purchase Agreement dated September 30, 1997 between the Registrant and Fujitsu (the "Stock Purchase Agreement"), the Registrant sold 500,000 shares (the "Shares") of a new Series B Convertible Preferred Stock to Fujitsu. Upon execution of the Stock Purchase Agreement, Fujitsu paid $50,000,000 (the "Guarantee Payment"), on behalf of the Registrant, directly to The Dai-Ichi Kangyo Bank, Limited, New York Branch ("DKB") in partial payment of the Registrant's outstanding indebtedness to DKB and in satisfaction of Fujitsu's obligations pursuant to certain loan guarantees provided by Fujitsu to DKB with respect to certain debt obligations of the Registrant. The Registrant then sold and issued the Shares to Fujitsu in full and complete satisfaction of the Registrant's obligation to reimburse Fujitsu for the Guarantee Payment.

     The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

     The principal terms of the Series B Preferred Stock are described in the letter of intent between the Registrant and Fujitsu dated September 10, 1997, a copy of which was filed by the Registrant as a part of Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated September 10, 1997. Such description is qualified in its entirety by reference to the Certificate of Designation of Series B Convertible Preferred Stock of the Registrant, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

     In connection with entering into the Stock Purchase Agreement, Fujitsu has provided the Company with written confirmation that it will facilitate (through a guarantee) (the "Credit Facilitation") a line of credit for the Company of $20,000,000 from DKB (approximately $6 million of which has already been borrowed by the Company). The sale of the Series B Preferred Stock to Fujitsu, together with the Credit Facilitation, are referred to collectively as the "Recapitalization Transaction".

     A pro forma condensed consolidated balance sheet of the Registrant which reflects the issuance of the Shares of Series B Preferred Stock to Fujitsu and the repayment of $50,000,000 of the Registrant's obligations to DKB is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

     In connection with entering into, and as a condition to consummation of the transactions contemplated by, the Stock Purchase Agreement, the Company also entered into an Agreement for Reimbursement of Wafer Payments and Fujitsu dated as of September 30, 1997 (the "Reimbursement Agreement") pursuant to which the Company and Fujitsu settled all disputes between them or their respective





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
affiliates relating to silicon wafer and die deliveries prior to July 1, 1997 in exchange for a payment from Fujitsu to the Company of $2,254,257 and provided mutual releases of silicon-related claims for periods through June 30, 1997 (except for certain warranty claims by the Company and certain invoices rendered in the ordinary course by Fujitsu for purchases by the Company). The foregoing description of the Reimbursement Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as
Exhibit 10.2 and incorporated herein in its entirety by reference.

     In addition, on September 30, 1997, Fujitsu and the Company entered into a letter agreement (the "Wafer Supply Agreement in Principle") which sets forth the parties' agreement in principle on the terms of a wafer supply agreement.

     The Stock Purchase Agreement, the Reimbursement Agreement and the Wafer Supply Agreement in Principle were approved by the Special Committee of the Registrant's Board of Directors (the "Special Committee") comprised of Fred T. May, the Registrant's Chairman of the Board, who is not associated in any way with Fujitsu. In connection with this transaction, the Special Committee had independent legal and financial advice and received an opinion dated September 30, 1997 from an independent investment banking firm to the effect that, as of that date, the Recapitalization Transaction was fair to Registrant's stockholders (other than Fujitsu) and the Registrant from a financial point of view.

     On September 30, 1997, the Registrant issued a press release announcing the foregoing transactions, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein in its entirety by reference.

Item 7.  Exhibits.

3.1 Certificate of Designation of Series B Convertible Preferred Stock of the Registrant.

10.1 Stock Purchase Agreement between Fujitsu Limited and the Registrant dated as of September 30, 1997.

10.2 Agreement for Reimbursement of Wafer Payments between the Registrant and Fujitsu Limited dated as of September 30, 1997.

99.1 Pro Forma Condensed Consolidated Balance Sheet of the Registrant as of August 31, 1997.

99.2      Press release dated September 30, 1997.





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                                   SIGNATURE



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ROSS TECHNOLOGY, INC.



Date:  October 3, 1997                By:/s/ FRANCIS S. (KIT) WEBSTER III
                                         -------------------------------------
                                             Francis S. (Kit) Webster III
                                             Chief Financial Officer and
                                             Secretary





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
                                 EXHIBIT INDEX



Exhibit        Description
-------        -----------
 3.1            Certificate of Designation of Series B Convertible Preferred
                Stock of the Registrant.

 10.1           Stock Purchase Agreement between Fujitsu Limited and the
                Registrant dated as of September 30, 1997.

 10.2           Agreement for Reimbursement of Wafer Payments between the
                Registrant and Fujitsu Limited dated as of September 30, 1997.

 99.1 Pro Forma Condensed Consolidated Balance Sheet of the Registrant as of August 31, 1997.

 99.2           Press Release dated September 30, 1997.





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